                                                                   Exhibit 10(t)
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                     EMPLOYEE STOCK PURCHASE LOAN AGREEMENT


          This Agreement dated as of November 10, 1992, is between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (the "Company").

          1.   THE COMMITMENT.

          (a) From time to time from the date hereof through June 30, 1993 (the "Availability Period"), upon the request of the Company, the Bank will consider requests to make loans (each a "Loan" and collectively, the "Loans") to certain employees of the Company designated in writing by the Company (each an "Eligible Employee"). The total amount of all Loans advanced hereunder shall not exceed at any one time $250,000 (the "Commitment").

          (b) The proceeds of each Loan shall be used by the Eligible Employee to purchase capital stock of the Company and such Loans shall be permitted up to 70% of the purchase price for such stock. The Bank shall have no responsibility to ensure that the proceeds of a Loan are used by an Eligible Employee for such purpose.

          (c) Each Loan shall bear interest at a fixed rate per annum equal to one percent in excess of the Bank's Reference Rate. The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

          (d) Loans may not be less than $3,000 or more than $50,000, and shall be fully amortized on a monthly basis and have a maturity of up to 36 months from the date of such Loan as agreed to by the Eligible Employee and the Bank.

          (e) The Company shall pay to a Bank an administrative fee of $1,000, payable upon the effective date of this Agreement.

          2.   DISBURSEMENTS, PAYMENTS AND COSTS

          (a) DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Company will be made at the Bank's branch (or other location) selected by the Bank from time to time made for the account of the Bank's branch selected by the Bank from time to time; made in immediately available funds, or such other type of funds selected by the Bank; evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Company to sign one or more promissory notes.

          (b) DIRECT DEBIT. The Company agrees that interest and principal payments and any fees incurred hereunder or under the Employee Loan Agreement will be deducted automatically on the

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due date from the Company's checking account number 14504-01770.  If a due date does not fall on a Banking Day, the Bank will debit such account on the first Banking Day (as hereafter defined) following the due date. The Company will maintain sufficient funds in such account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in such account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

          (c) BANKING DAYS. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday or a Sunday on which the Bank is opened for business in California. All payments and debits which would be due or done on a day which is not a Banking Day will be due or done on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the Loans on the next Banking Day.

          (d) TAXES. The Company will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes or charges on any payments made by the Company, the Company will pay the taxes or charges. Upon request by the Bank, the Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Company will not pay the Bank's net income taxes.

          (e) ADDITIONAL COSTS. The Company will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the Loans in a manner determined by the Bank, using any reasonable method. The costs include the following any reserve or deposit requirements; and any capital requirements relating to the Bank's assets and commitments for Loans.

          (f) LATE PAYMENTS. If the Bank does not receive (by payment, through direct debit or otherwise) any payment from the Company when due hereunder, such late payment shall bear interest at a rate per annum which is two percentage point higher than the rate of interest otherwise payable hereunder, payable on demand. This will not constitute a waiver of any default. Such interest will be computed on the basis of a 365/366-day year and the actual number of days elapsed.

          3.   CONDITIONS

          (a) The Bank must receive the following items, in form and content acceptable to the Bank, before it extends any Loan under this Agreement:

               (i) CORPORATE RESOLUTION. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the effective date of this Agreement, authorizing the Company to undertake its obligations hereunder.

               (ii) AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of Company and dated the date of this Agreement, as to the incumbency of the person or persons authorized to execute and deliver this Agreement and any instrument or agreement required hereunder on behalf of the Company.

               (iii) OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection with this Agreement and the compliance with the conditions set forth herein.

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          (b)  The obligation of the Bank to make any Loan hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date (which shall be a Banking Day):

               (i) EMPLOYEE LOAN AGREEMENT. Each request for a Loan will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank. Each Eligible Employee being made a loan shall execute and deliver to Bank an Employee Loan Agreement. The Company shall have designated in writing that the person requesting such Loan is an Eligible Employee.

               (ii) CREDITWORTHINESS. The Bank shall have approved, in its sole discretion, the creditworthiness of the Eligible Employee to whom the Loan is being made.

               (iii) LOAN PROCESSING FEE. Each employee shall pay to the Bank when requesting a Loan a loan processing fee in an amount equal to the greater of (i) $100 and (ii) one percent of the principal amount of such Loan. Such fee may be retained by the Bank in its sole discretion whether or not such Loan is made.

               (iv) NO EXISTING DEFAULT. No event described in Section 7 shall exist or shall result from such borrowing.

               (v) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Section 4 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date.

          4.   REPRESENTATIONS AND WARRANTIES

          When the Company signs this Agreement, the Company makes the following representations and warranties:

          (a) REPRESENTATIONS AND WARRANTIES IN EXISTING AGREEMENT. The representations and warranties made by the Company contained in Section 13 of that Credit Agreement dated as of October 31, 1988, as amended, between the Company and the Bank (the "Existing Agreement") are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof.

          (b) AUTHORIZATION; ENFORCEABLE AGREEMENT. This Agreement, and any instrument or agreement required hereunder, are within the Company's powers, have been duly authorized, and do not conflict with any of its organizational papers. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable. This Agreement does not conflict with any law, agreement, or obligation by which the Company is bound.

          (c) FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank, including the Company's financial statement dated as of July 31, 1992, is sufficiently complete to give the Bank accurate knowledge of the Company's financial condition in form and content required by the Bank in compliance with all government regulations that apply. Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Company.

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          (5)  COVENANTS

          The Company agrees, so long as credit is available under this Agreement and until the Bank is repaid in full, the Company shall duly comply with the covenants set forth in Sections 10 and 11 of the Existing Agreement.

          (6)  DEFAULT

          If any of the following events occur, the Bank may do one or more of the following: declare the Company in default, stop making any additional Loans available, and require each Eligible Employee to repay his or her entire Loan immediately and without prior notice, and make demand hereunder for immediate repayment of all Loans without presentment, demand, protest or notices of any kind, all of which are hereby expressly waived by the Company. If a bankruptcy petition is filed with respect to the Company, the entire debt outstanding under this Agreement will automatically be due immediately.

          (a) FAILURE TO PAY. The Company fails to make a payment under this Agreement when due.

          (b) NON-COMPLIANCE. The Company fails to meet the conditions of, or fails to perform any obligation under this Agreement, any other agreement made in connection with this Agreement, or any other agreement the Company has with the Bank or any affiliate of the Bank.

          (c) CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Company has obtained from any other lender or which the Company has guaranteed whether or not such default is waived by the other lender, if the default consists of failing to make a payment when due or gives or (if waived) would have given the other lender the right to accelerate the obligation.

          (d) TERMINATION OF EXISTING AGREEMENT. The Existing Agreement shall be terminated or otherwise cease to be in effect for any reason.

          (e) FALSE INFORMATION. The Company has given the Bank false or misleading information or representations.

          7.   GUARANTY OF LOANS.

          (a) GUARANTY. If any Eligible Employee fails to pay any amount when due under his or her Employee Loan Agreement within 45 days of when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), the Company unconditionally, absolutely and irrevocably guarantees and promises to pay to the Bank, or order, (and on demand, if not paid in accordance with the next sentence), in lawful money of the United States and in immediately available funds, any and all present or future obligations of such Eligible Employee owing to Bank thereunder (the "Guarantied Obligations"). The Bank shall deduct automatically any amounts owing under this Section 8 on such 45th day. The term Guarantied Obligations is used herein in its most comprehensive sense and include any and all advances, debts, obligations, and liabilities of any Eligible Employee under his or her Employee Loan Agreement, now, or hereafter made, incurred, or created, whether voluntary or involuntarily, and however arising, including, without limitation, any and all attorneys' fees, costs, premiums, charges, or interest owed by any Eligible Employee to the Bank, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether an Eligible

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Employee may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable.

          (b) CONTINUING GUARANTY. This Agreement is a continuing guaranty which relates to any Guarantied Obligation, including those which arise under successive transactions which shall either cause Eligible Employees to incur new Guarantied Obligations, continue the Guarantied Obligations from time to time, or renew them after they have been satisfied. The Company agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment in cash of the Guarantied Obligations with interest as applicable.

          (c) INDEPENDENT OBLIGATION. The Company agrees that it is directly liable to the Bank for payment of the Guarantied Obligations if any Eligible Employee has failed to make payment thereof within 45 days of when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), that its obligations hereunder are independent of the Guarantied Obligations of any Eligible Employee, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against the Company, whether action is brought against any Eligible Employee or whether any Eligible Employee is joined in any such action or actions. The Company agrees that any releases which may be given by the Bank to any Eligible Employee or any other guarantor shall not release it from this Agreement.

          (d) NO IMPAIRMENT OF OBLIGATIONS. The obligations of the Company under this Agreement shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of the Company: (i) the compromise, settlement, change, modification, amendment (whether material or otherwise) or partial termination of any or all of the Guarantied Obligations; (ii) the failure to give notice to the Company of the occurrence of any default under the terms and provisions of any Employee Loan Agreement; (iii) the waiver of the payment, performance or observance of any of the Guarantied Obligations; (iv) the taking or omitting to take any actions referred to in any Employee Loan Agreement or of any action under this Agreement; (v) any failure, omission or delay on the part of the Bank to enforce, assert or exercise any right, power or remedy conferred in this Agreement, any Employee Loan Agreement, or any other indulgence or similar act on the part of the Bank in good faith and in compliance with applicable law;
(vi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect any Eligible Employee, any other guarantor of any of the Guarantied Obligations of any Eligible Employee or any of the assets of any of them, or any allegation of invalidity or contest of the validity of this Agreement in any such proceeding;
(vii) to the extent permitted by law, the release or discharge of any other guarantors of the Guarantied Obligations from the performance or observance of any obligation, covenant or agreement contained in any quaranties of the Guarantied Obligations by operation of law; or (viii) the default or failure of any other guarantors of the Guarantied Obligations fully to perform any of their respective obligations set forth in any such guaranties of the Guarantied Obligations. To the extent any of the foregoing refers to any actions which the Bank may take, the Company hereby agrees that the Bank may take such actions in such manner, upon such terms, and at such times as the Bank, in their discretion, deem advisable, without, in any way or respect, impairing, affecting, reducing or releasing the Company from its undertakings hereunder and the Company hereby consents to each and all of the foregoing actions, events and occurrences.

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          (e)  WAIVERS.  The Company hereby waives:  (i) any and all rights to require the Bank to prosecute or seek to enforce any remedies against any Eligible Employee or any other party liable to the Bank on account of the Guarantied Obligations; (ii) any right to assert against the Bank any legal or equitable defense (other than indefeasible payment in full of the Guarantied Obligations or as expressly provided in this Agreement), set-off, counterclaim, or claim which the Company may now or at any time hereafter have against any Eligible Employee or any other party liable to the Bank in any way or manner under any Employee Loan Agreement; (iii) all defenses, counterclaims and offsets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any Employee Loan Agreement and the security interest granted pursuant thereto; (iv) any defense arising by reason of any claim or defense based upon an election of remedies by the Bank including, without limitation, any direction to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes the Company's subrogation rights, rights to proceed against any Eligible Employee for reimbursement, or any other rights of the Company to proceed against any Eligible Employee, against any other guarantor, or against any other security, with the Company understanding that the exercise by the Bank of certain rights and remedies may offset or eliminate the Company's right of subrogation against any Eligible Employee, and that the Company may therefore incur partially or totally non-reimbursable liability hereunder; (v) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Agreement, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which the Company may be entitled; and (vi) without limiting the generality of the foregoing, the Company hereby expressly waives any and all benefits of California Civil Code Sections 2809, 2810 2819, 2825, 2839 and 2845 through 2850.

          (f) WAIVER OF SUBROGATION RIGHTS. The Company hereby agrees that unless and until all Guarantied Obligations have been paid to the Bank in full, it shall not have any rights of subrogation, reimbursement or contribution as against any Eligible Employee or any other guarantor, if any, and shall not seek to assert or enforce the same. The Company understands that the exercise by the Bank of certain rights and remedies contained in an Employee Loan Agreement may affect or eliminate Company's right of subrogation if any, against any Eligible Employee and that Company may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, the Company hereby authorizes and empowers the Bank to exercise, in its sole discretion, any right and remedy, or any combination thereof, which may then be available, since it is the intent and purpose of the Company that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

          (g) FINANCIAL STATUS OF ELIGIBLE EMPLOYEES. The Company is presently informed of the financial condition of all Eligible Employees and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. The Company hereby covenants that it will continue to keep itself informed of the financial condition of all Eligible Employees, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. The Company hereby waives its right, if any, to require the Bank to disclose to it any information which they may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of any other guarantor.

          (h) EVIDENCE OF OBLIGATIONS. The Bank's books and records evidencing the Guarantied Obligations shall be admissible in any action or proceeding and shall be binding upon the Company for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.


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          8.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

          (a) GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

          (b)  CALIFORNIA LAW.  This Agreement is governed by California law.

          (c) SUCCESSORS AND ASSIGNS. This Agreement is binding on the Company's and the Bank's successors and assignees. The Company agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this Agreement, the Loans and the Commitment and may exchange financial information about the Company with actual or potential participants or assignees. If a participation is sold or any Loan is assigned, the purchaser will have the right of set-off against the Company.

          (d)  ARBITRATION.

               (i) This paragraph concerns the resolution of any controversies or claims between the Company and the Bank that arise from this Agreement (including any renewals, extensions or modifications of this Agreement); any document, agreement or procedure related to or delivered in connection with this Agreement; any violation of this Agreement; or any claims for damages arising in connection herewith, including claims for injury to persons, property or business interests (torts).

               (ii) At the request of the Company or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law. Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statue of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

               (iii) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute. The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

               (iv) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Company and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:
(A) The Company and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings; (B) the designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections; (C) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and (D) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

               (v) This provision does not limit the right of the Company or the Bank to: exercise self-help remedies such as setoff; (ii) foreclosure against or sell any real or personal property collateral; or (iii) act in a court of law, before, during or after the arbitration proceeding to obtain an interim remedy; and/or additional or supplementary remedies.

               (vi) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Company or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Company and the Bank to seek resolution through arbitration.

               (vii) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

          (e) SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a Loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

          (f) COSTS. If the Bank incurs any expenses in connection with administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

          (g) ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

          (h) ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively: represent the sum of the understandings and agreements between the Bank and the Company concerning this credit; replace any prior oral or written agreements between the Bank and the Company concerning this credit; and are intended by the Bank and the Company as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

          (i) NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Company may specify from time to time in writing.

          (j) HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

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          (k)  COUNTERPARTS.  This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

          This Agreement is executed as of the date stated at the top of the first page.


                              SCIENCE APPLICATIONS INTERNATIONAL
                              CORPORATION


                              By      S/  W. A. Roper, Jr.
                                   -----------------------------------------
                              Title   Senior Vice President and CFO
                                   -----------------------------------------

                              By      Ward Reed
                                --------------------------------------------
                              Title   Corporate Vice President and Treasurer
                                   -----------------------------------------

                              Notices:

                              Science Applications International Corporation 10260 Campus Point Drive
                              San Diego, California  92121

                              With a copy to:

                              Science Applications International Corporation Legal Department
                              10260 Campus Point Drive
                              San Diego, California  92121

                              BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION


                         By       S/ Valerie Milner
                           -------------------------------------------------
                              Valerie Milner
                              Vice President

                              Notices:
                              555 S. Flower St., Credit Products #5618
                              Los Angeles, California 90071
                              Attention:Valerie Milner
                                        Vice President

                           ADDENDUM TO LOAN AGREEMENT


1.   Delete endorsement stamp.

2.   Replace Section 19 as follows:

          "19. At the option of the Bank, all sums of interest and principal hereunder shall be due and payable upon (a) termination of employment of borrower with Science Applications International Corporation (SAIC) or any subsidiary thereof or (b) the occurrence of a default under the Employee Stock Purchase Loan Agreement dated as of September 30, 1992, as amended from time to time, between SAIC and the Bank.

3.   Insert the following signature block at the end thereof:

          "APPROVED:

          "Science Applications International Corporation

          By
             --------------------------------------------
          Title                                           "
                ------------------------------------------